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                                                                   EXHIBIT 11.1

                              AFFYMETRIX, INC.
               STATEMENT OF COMPUTATION OF NET LOSS PER SHARE
        (Dollars and shares in thousands, except per share amounts)
                                (Unaudited)

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                                                  Three Months Ended        Six Months Ended
                                                       June 30,                June 30,
                                                 ----------------------    ------------------
                                                  1996           1995       1996       1995
                                                 -------        -------    -------    -------
Net loss.....................................    $ 3,777        $ 2,879    $ 7,698    $ 5,052
                                                 -------        -------    -------    -------
                                                 -------        -------    -------    -------
Historical primary and fully diluted
  number of shares:
    Weighted average common
     shares..................................      6,564            408      3,486        408
    Shares related to SAB Topic
     4D......................................          0          7,403      3,702      7,403
                                                 -------        -------    -------    -------
Shares used in computing net loss
  per share..................................      6,564          7,811      7,188      7,811
                                                 -------        -------    -------    -------
                                                 -------        -------    -------    -------

Net loss per share...........................    $ (0.58)       $ (0.37)   $ (1.07)   $ (0.65)
                                                 -------        -------    -------    -------
                                                 -------        -------    -------    -------

Pro forma number of shares:
    Weighted average common
     shares..................................      6,564            408      3,486        408
    Shares related to SAB Topic
     4D......................................          0          7,403      3,702      7,403
    Convertible preferred shares,
     as if converted.........................     11,336          9,853     10,594      9,852
                                                 -------        -------    -------    -------

Shares used in computing pro
  forma loss per share.......................     17,900         17,664     17,782     17,663
                                                 -------        -------    -------    -------
                                                 -------        -------    -------    -------

Pro forma net loss per share.................    $ (0.21)       $ (0.16)   $ (0.43)   $ (0.29)
                                                 -------        -------    -------    -------
                                                 -------        -------    -------    -------

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